EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective as of the 30th day of December, 2002 (the "Effective Date").

AMONG:

          WALKER COMM, INC., a body corporate formed pursuant to the laws of the State of California and having an office for business located at 521 Railroad Avenue, Fairfield, California 94533 ("Walker");

          Solely as to Article 4 (Compensation) and Section 10.4 (Severance) hereof, WPCS INTERNATIONAL INCORPORATED, a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341 ("Parent") (collectively, Parent and Walker, the "Employer");

          AND:

          GARY R. WALKER, an individual having an address at 521 Railroad Avenue, Fairfield, California 94533 ("Employee")

WHEREAS:

     A. Employee has acted as Chief Operating Officer and Secretary of Walker at least since October 2, 2001; and

     B. Employee and Walker are parties to that certain Agreement and Plan of Merger, made as of December 30, 2002 (the "Merger Agreement"), pursuant to which Employee has agreed to continue to serve as Chief Operating Officer and Secretary of Walker, and Walker has agreed to hire Employee as such, pursuant to the terms and conditions of this Employment Agreement (the "Agreement").

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, Walker and, solely as to Article 4 (Compensation) and Section 10.4 (Severance) hereof, Parent hereby agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

Walker hereby affirms, renews and extends the employment of Employee as Walker's Chief Operating Officer and Secretary, and Employee hereby affirms, renews and accepts such employment by Walker, for the "Term" (as defined in Article 3 below), upon the terms and conditions set forth herein.

                                    ARTICLE 2
                                     DUTIES

During the Term, Employee shall serve Walker faithfully, diligently and to the best of his ability, under the direction of the President and Board of Directors of Walker and shall use his best efforts to promote the interests and goodwill of Walker and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or future purchasers of Walker. Employee shall render such services during the Term at Walker's principal place of business or at such other place of business as may be determined by the Board of Directors of Walker, as Walker may from time to time reasonably require of him, and shall devote all of his business time to the performance thereof. Employee shall have those duties and powers as generally pertain to each of the offices of which he holds, as the case may be, subject to the control of the Board of Directors. The precise services and duties which Employee is obligated to perform hereunder may from time to time be changed, amended, extended or curtailed by the Board of Directors of Walker.

                                    ARTICLE 3
                                      TERM

The "Term" of this Agreement shall commence on the Effective Date and continue thereafter for a term of four (4) years, as may be extended or earlier terminated pursuant to the terms and conditions of this Agreement. The Term of this Agreement shall automatically renew for successive one (1) year periods unless, prior to the 30th calendar day preceding the expiration of the then existing Term, either Walker or Employee provides written notice to the other that it elects not to renew the Term. Upon delivery of such notice, this Agreement shall continue until expiration of the Term, whereupon this Agreement shall terminate and neither party shall have any further obligation thereafter arising under this Agreement, except as explicitly set forth herein to the contrary.

                                    ARTICLE 4
                                  COMPENSATION

Salary

4.1 Employer shall pay to Employee an annual salary (the "Salary") of One Hundred Forty Thousand Dollars ($140,000.00), payable in equal installments at the end of such regular payroll accounting periods as are established by Walker, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Walker's usual payroll procedures, but no less frequently than monthly.

Benefits

4.2 During the Term, Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided by Walker to similarly situated employees on terms and conditions no less favorable than those offered to such employees. Such participation shall be subject to the terms of the applicable plan documents, Walker's generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan.

Expense Reimbursement

4.3 Walker shall reimburse Employee for reasonable and necessary expenses incurred by him on behalf of Walker in the performance of his duties hereunder during the Term, including, without limitation, reimbursement for cellular telephone expenses in accordance with Walker's then customary policies, provided that such expenses are adequately documented.

Automobile

4.4 Employee shall be entitled to the full-time use of an automobile owned or leased by Walker. In addition, Walker shall reimburse Employee for all maintenance and gasoline expenses associated with the automobile, provided that such expenses are adequately documented.

Bonus

4.5 In addition to the Salary, Employee shall be entitled to receive a quarterly bonus equal to 3% (the "Bonus") of Walker operating income (i) after the elimination of all expenses related to (y) services provided to Walker by WPCS or any affiliate thereof and (z) transactions between Walker and WPCS or any affiliate thereof, and (ii) prior to the deduction of interest, taxes, depreciation and amortization. The amount of the Bonus shall be determined based upon the operating income reported in the financial statements of Walker, as calculated based on U.S. generally accepted accounting principles.. Walker shall instruct its auditor to calculate the Bonus for each fiscal quarter or portion thereof ending after the date of this Agreement (an "Auditor's Bonus Report"), within 50 days following the end of each fiscal quarter or 105 days after each fiscal year end. Walker shall provide a copy of each Auditor's Bonus Report to Employee promptly upon receipt thereof. Employee shall have the right to review and independently verify the conclusions of any Auditor's Bonus Report by delivering notice in writing to Walker within 30 days after receipt of any such Auditor's Bonus Report indicating that Employee wishes to exercise his right of review and verification. Within 10 business days after receipt of any such notice, Walker shall make available to Employee and his representatives, at reasonable times during normal business hours, the books and records of Walker which are reasonably necessary to conduct such review and verification. Employee shall cause such review to be conducted and concluded as quickly as reasonably practicable and in such a manner so as not to unreasonably interfere with the business and operations of Walker. Any representatives conducting such review shall, prior to being given access to such books and records, be required to enter into confidentiality and non-disclosure agreements with Walker on terms and conditions satisfactory to Walker, acting reasonably. The costs of any such review shall be borne by Employee unless the review indicates a discrepancy between the Bonus figure contained in the Auditor's Bonus Report and the figure, if any, agreed to by Walker and Employee following such review of greater than 10%. If Employee and Walker shall be unable to resolve any dispute respecting any determination contained in any Auditor's Bonus Report, then any disputed matters ("Disputed Items") shall, within 20 days after notice is delivered by Employee to Walker that there exist Disputed Items, be submitted to arbitration as set forth below. Within five (5) business days of Employee's delivery of Employee's written acceptance of the Auditor's Bonus Report (as may have been amended or adjusted pursuant to the foregoing procedures) to Walker, Employer shall pay Employee the Bonus in a lump sum, subject to Walker's statutory and customary withholdings.


Arbitration

4.6 An independent chartered accountant chosen by Walker (hereinafter referred to as "Walker's Accountant") and an independent chartered accountant chosen by Employee (herein after referred to as "Employee's Accountant") shall together within 20 days, appoint a representative from an accounting firm (other than Walker's Accountant or Employee's Accountant) to arbitrate the dispute (hereinafter referred to as the "Arbitrator"). The parties shall, within 20 days after the appointment of the Arbitrator, present their position with respect to the Disputed Items to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall within 20 days after the submission of such evidence, submit its written decision on each Disputed Item to the parties. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on such parties. The Arbitrator shall comply, and the arbitration shall be conducted in accordance with, the Commercial
Arbitration Rules of American Arbitration Association then in force. If the Arbitrator determines that the Auditor's Bonus Report was correct so that the Bonus presented therein was equal to or greater than the actual Bonus, or less than the actual Bonus by a less than 10% variance, the costs of any such arbitration shall be borne by Employee. If the Arbitrator determines that the Auditor's Bonus Report was incorrect so that the Bonus presented therein was less than the actual Bonus by more than 10%, the costs of any such arbitration shall be borne by Walker.


                                    ARTICLE 5
                                OTHER EMPLOYMENT

During the Term of this Agreement, Employee shall devote substantially all of his business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Walker's business and affairs as Employee's highest professional priority. Except as provided below, Walker shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by Employee. Nothing in this Agreement shall preclude Employee from devoting reasonable periods required for:

          (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of Walker, provided that Employee must obtain the written consent of Walker;

          (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of Walker), to government, industrial, and academic panels where it does not conflict with the interests of Walker; and

          (c) managing his personal investments or engaging in any other non-competing business;
provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.


                                    ARTICLE 6
                      CONFIDENTIAL INFORMATION/ INVENTIONS

Confidential Information

6.1 Employee shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the wireless communications industry or otherwise made public by Walker which affects or relates to Walker's business, finances, marketing and/ or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the wireless communications industry, such item is important, material, and confidential and affects the successful conduct of Walker's business and good will, and that any breach of the terms of this Section 6.1 shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to Employee other than through his employment by Walker;
(ii) information in the public domain at the time of the disclosure of such information by Employee; (iii) information that Employee can document was independently developed by Employee; and (iv) information that is disclosed by Employee with the prior written consent of Parent.

Documents

6.2 Employee further agrees that all documents and materials furnished to Employee by Walker and relating to the Walker's business or prospective business are and shall remain the exclusive property of Walker. Employee shall deliver all such documents and materials, uncopied, to Walker upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Employee by Walker upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Employee expressly authorizes Walker to withhold any payments due and owing pending return of such documents and materials.

Inventions

6.3 All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the Term of this Agreement, whether or not during working hours, that are within the scope of the business of Walker or that relate to or result from any of Walker's work or projects or the services provided by Employee to Walker pursuant to this Agreement, shall be the exclusive property of Walker. Employee agrees to assist Walker, at Walker's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Walker.

Disclosure

6.4 During the Term, Employee will promptly disclose to the Board of Directors of Walker full information concerning any interest, direct or indirect, of Employee (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Walker or to any of its suppliers or customers.

                                    ARTICLE 7
                             COVENANT NOT TO COMPETE

          Except as expressly permitted in Article 5 above, during the Term of this Agreement, Employee shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Walker; (b) engaging directly or indirectly in any business or activity competitive with the any business or activity engaged in (or proposed to be engaged in) by Walker; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Walker, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Walker and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Walker, any Confidential Information of Walker. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Employee, for the period of two (2) years following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, neither Employee nor Walker shall not make or permit the making of any negative statement of any kind concerning Walker or its affiliates, or their directors, officers or agents or Employee.

                                    ARTICLE 8
                                    SURVIVAL

          Employee agrees that the provisions of Articles 6, 7 and 9 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter. Notwithstanding the foregoing, if this Agreement is terminated upon the dissolution of Parent or Walker, the filing of a petition in bankruptcy by Parent or Walker or upon an assignment for the benefit of creditors of the assets of Parent or Walker, Articles 6, 7 and 9 shall be of no further force or effect.

                                    ARTICLE 9
                                INJUNCTIVE RELIEF

          Employee acknowledges and agrees that the covenants and obligations of Employee set forth in Articles 6 and 7 with respect to non-competition, non-solicitation, confidentiality and Walker's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Walker irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that Walker shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations referred to in this
Article 9. These injunctive remedies are cumulative and in addition to any other rights and remedies Walker may have at law or in equity.

                                   ARTICLE 10
                                   TERMINATION

Termination by Employee

10.1 Employee may terminate this Agreement for Good Reason at any time upon 30 days' written notice to Walker, provided the Good Reason has not been cured within such period of time. Employee may terminate this Agreement at any time for any reason upon 30 days' prior notice to Walker.

Good Reason

10.2 In this Agreement, "Good Reason" means, without Employee's prior written consent, the occurrence of any of the following events, unless Walker shall have fully cured all grounds for such termination within thirty (30) days after Employee gives notice thereof:

               (i)  any reduction in his then-current Salary;

               (ii) any material  failure to timely grant, or timely honor,  any equity or long-term incentive award;

              (iii) failure  to  pay  or  provide   required   compensation  and
                    benefits;

               (iv) any failure to appoint, elect or reelect him to the position of Chief Operating Officer of Walker; the removal of him from such position; or any changes in the reporting structure so that Employee reports to someone other than the President or board of directors of Walker in connection with Employee's position;

               (v) any material diminution in his title or duties or the assignment to him of duties not customarily associated with Employee's position as Chief Operating Officer and Secretary;

               (vi) any  relocation of  Employee's  office as assigned to him by
                    Walker, to a location more than 25 miles from Walker's current office;

             (viii) the  failure  of  Employer  to obtain  the  assumption  in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of Walker or Parent or upon a merger, consolidation, sale or similar transaction of Walker or Parent; or

               (ix) the  voluntary  or  involuntary  dissolution  of  Walker  or
                    Parent, the filing of a petition in bankruptcy by Parent or Walker or upon an assignment for the benefit of creditors of the assets of Parent or Walker.

                    The written notice given hereunder by Employee to Walker shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Walker's receipt of such notice, during which time Walker shall have the right to respond to Employee's notice and cure the breach or other event giving rise to the termination.

Termination by Walker

10.3 Walker may terminate its employment of Employee under this Agreement for cause at any time by written notice to Employee. For purposes of this Agreement, the term "cause" for termination by Walker shall be (a) a conviction of or plea of guilty or nolo contendere by Employee to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Employee to perform his material duties and obligations hereunder; (c) Employee's willful and intentional misconduct in the performance of his material duties and obligations; or (d) if Employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which Walker is a party or with which it is associated without making disclosure to and obtaining the prior written consent of Walker. For purposes of this Agreement, "family" shall mean Employee's spouse and/or children. The written notice given hereunder by Walker to Employee shall specify in reasonable detail the cause for termination. In the case of a termination for the causes described in (a) and
(d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after Employee's receipt of such notice, during which time Employee shall have the right to respond to Walker's notice and cure the breach or other event giving rise to the termination.

Severance

10.4 Upon a termination of this Agreement without Good Reason by Employee or with cause by Walker, Walker shall pay to Employee all accrued and unpaid compensation as of the date of such termination, subject to the provision of
Section 6.2. Upon a termination of this Agreement with Good Reason by Employee or without cause by Walker, Walker shall pay to Employee all accrued and unpaid compensation and expense reimbursement as of the date of such termination and the "Severance Payment." The Severance Payment shall be payable in a lump sum, subject to Walker's statutory and customary withholdings. If the termination of Employee hereunder is by Employee with Good Reason, the Severance Payment shall be paid by Employer within five (5) business days of the expiration of any applicable cure period. If the termination of Employee hereunder is by Walker without cause, the Severance Payment shall be paid by Employer within five (5) business days of termination. The "Severance Payment" shall equal the greater of: (a) the total amount of the Salary payable to Employee under Section 4.1 of this Agreement from the date of such termination until the end of the Term of this Agreement (prorated for any partial month), or (b) the amount of twelve
(12) months' Salary; notwithstanding the foregoing, during any renewal term of this Agreement, the amount of the "Severance Payment" payable to Employee hereunder shall equal six (6) months' Salary.

Termination Upon Death

10.5 If Employee dies during the Term of this Agreement, this Agreement shall terminate, except that Employee's legal representatives shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of death.

Termination Upon Disability

10.6 If, during the Term of this Agreement, Employee suffers and continues to suffer from a "Disability" (as defined below), then Walker may terminate this Agreement by delivering to Employee thirty (30) calendar days' prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Walker. For the purposes of this Agreement, "Disability" means Employee's inability, with reasonable accommodation, to substantially perform Employee's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days or ninety (90) days during any twelve month period. Upon any such termination for Disability, Employee shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of termination.


                                   ARTICLE 11
                  PERSONNEL POLICIES, CONDITIONS, AND BENEFITS

          Except as otherwise provided herein, Employee's employment shall be subject to the personnel policies and benefit plans which apply generally to Walker's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Term of this Agreement, by Walker in its sole discretion. During the Term hereof, Employee shall be entitled to vacation during each year of the Term at the rate of four (4) weeks per year. Within 30 days after the end of each year of the Term, Walker shall elect to (a) carry over and allow Employee the right to use any accrued and unused vacation of Employee, or (ii) pay Employee for such vacation in a lump sum in accordance with its standard payroll practices. Employee shall take such vacation at a time approved in advance by the Board of Directors of Walker, which approval will not be unreasonably withheld but will take into account the staffing requirements of Walker and the need for the timely performance of Employee's responsibilities.

                                   ARTICLE 12
                           BENEFICIARIES OF AGREEMENT

          This Agreement shall inure to the benefit of Walker and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of Walker as they now or shall exist while this Agreement is in effect.

                                   ARTICLE 13
                               GENERAL PROVISIONS

No Waiver

13.1 No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

Modification

13.2 No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

Choice of Law/Jurisdiction

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflict-of-laws principles. Walker and Employee hereby consent to personal jurisdiction before all courts in the State of California, and hereby acknowledge and agree that California is and shall be the most proper forum to bring a complaint before a court of law.

Entire Agreement

13.4 This Agreement embodies the whole agreement between the parties hereto regarding the subject matter hereof and there are no inducements, promises, terms, conditions, or obligations made or entered into by Walker or Employee other than contained herein.

Severability

13.5 All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

Headings

13.6 The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

Independent Legal Advice

13.7 Walker has obtained legal advice concerning this Agreement and has requested that Employee obtain independent legal advice with respect to same before executing this Agreement. Employee, in executing this Agreement, represents and warranties to Walker that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

No Assignment

13.8 Employee may not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of Walker.


IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                              WALKER COMM, INC.



                                              By:/s/ ANDREW HIDALGO
                                                -------------------
                                                Andrew Hidalgo, Director


                                              WPCS INTERNATIONAL
                                                 INCORPORATED



                                              By:/s/ ANDREW HIDLAGO
                                                 -------------------
                                                 Andrew Hidalgo, President



                                              /s/ GARY R. WALKER
                                              GARY R. WALKER



This is page 12 to the Employment Agreement dated December 30, 2002 between Walker Comm, Inc., WPCS International Incorporated and Donald C. Walker.